Investor Contact:                         Media Contact:
Lindsey Opsahl                        Leslie Wojcik
SEI                                SEI
+1 610-676-4052                        +1 610-676-4191
lopsahl@seic.com                        lwojcik@seic.com
Pages:        9

FOR IMMEDIATE RELEASE

SEI Reports Third-Quarter 2022 Financial Results

OAKS, Pa., Oct. 26, 2022 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the third-quarter 2022. Diluted earnings per share were $0.45 in third-quarter 2022 compared to $0.97 in third-quarter 2021. Diluted earnings per share reflect one-time costs of the voluntary separation program of $57.0 million, or $0.32 per share.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	%	2022	2021	%

Revenues	$471,334	$485,322	(3)%	$1,534,447	$1,416,659	8%
Net income	61,659	138,045	(55)%	363,243	401,293	(9)%
Diluted earnings per share	$0.45	$0.97	(54)%	$2.63	$2.79	(6)%

“Our third-quarter financial results reflect strong sales activity from market adoption of our solutions. Revenue and profits were impacted by lower capital market performance, one-time costs associated with our voluntary separation program, and continued inflationary pressures on costs. All of our markets are facing a changing landscape, and while this change is challenging, we believe it reinforces growth opportunity for SEI,” said CEO Ryan Hicke.
“We will continue to take the important and necessary steps to invest in our talent and capabilities, while aligning our company for organic and inorganic growth. This is an exciting time for SEI, and we will capitalize on our unmatched position at the intersection of asset management and technology. I remain enthusiastic about SEI’s future as we set the direction and pace of growth to deliver value for our employees, clients, and shareholders.”

Summary of Third-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	%	2022	2021	%
Private Banks:
Revenues	$122,660	$123,018	—%	$460,392	$364,302	26%
Expenses	116,661	116,679	—%	359,676	345,057	4%
Operating Profit	5,999	6,339	(5)%	100,716	19,245	NM
Operating Margin	5%	5%		22%	5%

Investment Advisors:
Revenues	109,565	124,768	(12)%	341,989	357,458	(4)%
Expenses	61,150	62,107	(2)%	189,045	176,267	7%
Operating Profit	48,415	62,661	(23)%	152,944	181,191	(16)%
Operating Margin	44%	50%		45%	51%

Institutional Investors:
Revenues	78,260	85,759	(9)%	248,582	255,957	(3)%
Expenses	42,149	41,643	1%	131,432	122,696	7%
Operating Profit	36,111	44,116	(18)%	117,150	133,261	(12)%
Operating Margin	46%	51%		47%	52%

Investment Managers:
Revenues	156,015	147,412	6%	468,842	426,639	10%
Expenses	100,876	89,594	13%	300,520	257,609	17%
Operating Profit	55,139	57,818	(5)%	168,322	169,030	—%
Operating Margin	35%	39%		36%	40%

Investments in New Businesses:
Revenues	4,834	4,365	11%	14,642	12,303	19%
Expenses	9,915	12,820	(23)%	34,709	39,855	(13)%
Operating Loss	(5,081)	(8,455)	NM	(20,067)	(27,552)	NM

Totals:
Revenues	$471,334	$485,322	(3)%	$1,534,447	$1,416,659	8%
Expenses	330,751	322,843	2%	1,015,382	941,484	8%
Corporate Overhead Expenses	89,537	21,354	319%	137,360	65,192	111%
Income from Operations	$51,046	$141,125	(64)%	$381,705	$409,983	(7)%

Third-Quarter Business Highlights:
•Revenues from Information processing and software servicing fees increased from new client conversions. Additional revenues from our acquisition of SEI Novus during the fourth-quarter 2021 also contributed to the increase.
•Revenues from Assets under management, administration, and distribution fees declined due to the significant decline in capital markets during the third-quarter 2022. This decline was partially offset by increased revenues from assets under administration.
•Average assets under management in equity and fixed income programs, excluding LSV, decreased $33.4 billion, or 17%, to $166.4 billion in the third-quarter 2022, as compared to $199.8 billion during the third-quarter 2021 (see attached Average Asset Balances schedules for further details).
•Average assets under administration decreased $69.1 billion, or 8%, to $786.6 billion in the third-quarter 2022, as compared to $855.7 billion during the third-quarter 2021 (see attached Average Asset Balances schedules for further details).
•Net sales events in the Private Banks and Investment Managers segments during third-quarter 2022 were $33.9 million and are expected to generate net annualized recurring revenues of approximately $26.7 million when contract values are completely realized.
•Net sales events in asset management-related businesses of the Investment Advisors and Institutional Investors segments and the Asset Management Distribution (AMD) business in the Private Banks segment during third-quarter 2022 were negative $3.1 million due to the previously announced loss of a significant client of the Investment Advisors segment. Without this loss, net sales events were positive $2.5 million. Net cash flows for the Investment Advisors segment were positive $171.9 million into SEI asset management programs and positive $636.5 million into platform-only assets during third-quarter 2022.
•The increase in operational expenses was primarily due to increased personnel costs due to business growth, competitive labor markets, and the impact of inflation on wages and services. Operational expenses also increased due to personnel costs and investments in compliance infrastructure to meet new regulatory requirements. The increase was partially offset by lower direct costs related to asset management revenues and lower amortization expense.
•We finalized the Voluntary Separation Program (VSP) offered to long-tenured employees in July 2022 and recognized the total cost of the program of $57.0 million during the third-quarter 2022. This one-time cost is included in corporate overhead expenses and reflects a diluted earnings per share impact of $0.32 to third-quarter 2022 results. In addition, we incurred severance costs unrelated to the VSP of $5.2 million included in corporate overhead expenses during the third-quarter 2022.
•Earnings from LSV decreased to $26.7 million in the third-quarter 2022 as compared to $35.0 million in the third-quarter 2021 due to net negative cash flows from existing clients, market depreciation and client losses.
•We capitalized $6.8 million of software development costs in third-quarter 2022 for continued enhancements to SWP. Amortization expense related to SWP was $5.8 million in third-quarter 2022 as compared to $12.0 million in third-quarter 2021. The decline in amortization expense was due to the amortization period of the initial development costs related to SWP which ended in second-quarter 2022. Approximately $4.1 million of this reduction in amortization expense was related to the Private Banks segment and $1.3 million was related to the Investment Advisors segment.
•We also capitalized $4.2 million of software development costs in third-quarter 2022 for a new platform for the Investment Managers segment.

•Effective tax rates were 23.0% in third-quarter 2022 and 21.7% in third-quarter 2021. The increase in the effective tax rate was primarily due the timing of one-time state settlements, which reduced the effective rate in third-quarter 2021.
•We repurchased 890 thousand shares of our common stock for $49.4 million during the third-quarter 2022 at an average price of $55.55 per share.
•Cash flow from operations was $97.9 million, or $0.72 per share, and free cash flow was $74.4 million during the third-quarter 2022.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Oct. 26, 2022. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 6671316.

About SEI®
SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of Sept. 30, 2022, SEI manages, advises, or administers approximately $1.2 trillion in assets. For more information, visit seic.com.

This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•the degree to which market conditions and trends create growth opportunities for us,
•    revenue that we believe will be generated by sales events that occurred during the quarter and the timing of the realization of such revenue, if any,
•    our strategies for investing in our talent, the timing of these investments and whether these investments will enable us to capitalize on opportunities for organic and inorganic growth, and
•whether we positioned for growth, and to deliver value to our employees, clients, and shareholders
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to the matters in this release and set forth above as well as:
•the drivers of expense growth,
•our priorities of right sizing our expenses to business growth opportunities and allocating spending to areas of accelerated growth are a priority,
•whether our previously announced voluntary separation plan will reduce our run-rate expenses going forward,
•the timing of client deconversions and the effect of these deconversions on our revenue,
•the value of our backlog and the strength of our pipelines,
•the impact of changes to our client’s businesses on our recurring revenue, including the divestiture of lines of business by our clients,
•whether we will take a one-time reduction in booked revenue in the 4th quarter as a consequence of discussions with Wells Fargo and the amount of any such reduction,
•whether we will add additional books from the client that went live on our SaaS SWP technology only offering,
•whether we will see revenue growth within many of our top clients,
•the timing and success of client migrations, implementations and conversions,
•our ability to expand our relationships and revenue opportunities with new and existing clients,
•whether creating opportunities for diverse perspectives in talent from inside and outside of SEI will position us for growth or accelerate our growth,
•our ability to align our talent and solutions capabilities with our go-to-market strategy and the degree to which such alignment will enable us to capitalize on opportunities,
•whether our investments will create growth opportunities,
•whether we are positioned for sustainable growth and to take advantage of opportunities,
•the margins that our businesses may generate and the degree to which our reported margins will decline, increase or normalize,
•the degree to which one-time and transaction-based revenues during the quarter will be repeated,
•how we will manage our expenses,
•the strategic initiatives and business segments that we will pursue and those in which we will invest,
•the degree to which our organizational changes will strengthen our offerings and deepen relationships or help our clients succeed,
•our commitment to driving greater topline revenue growth and the success of such commitment,
•whether we have laid the groundwork for our future growth plans,
•whether our voluntary separation program will create space for internal mobility, fresh perspectives, diversity and external experience, and the degree to which this will position us for or accelerate our growth,

•the success, if any, of the sales and strategic initiatives we pursue,
•the timing of when new clients will be on-boarded directly to new technology platforms and when our entire existing client base will be live on such platforms,
•whether we will be able to drive cross-selling opportunities,
•whether we will focus on maintaining and accelerating growth in existing businesses, expanding our focus on new growth engines, or reinvigorating our culture and talent strategies across the company,
•our growth prospects,
•the timing of and our ability to integrate any acquisition targets that we may pursue, if any,
•the potential benefits we may derive from any of our acquisitions,
•the organic and inorganic opportunities that will drive our growth, and the success and benefits of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2021, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

Asset management, admin. and distribution fees	$372,133	$393,296	$1,148,824	$1,143,451
Information processing and software servicing fees	99,201	92,026	385,623	273,208

Total revenues	471,334	485,322	1,534,447	1,416,659

Subadvisory, distribution and other asset mgmt. costs	47,334	55,619	150,485	161,610
Software royalties and other information processing costs	6,909	7,348	21,863	20,561
Compensation, benefits and other personnel	227,127	150,188	545,532	429,188
Stock-based compensation	10,766	11,318	31,339	31,173
Consulting, outsourcing and professional fees	58,558	55,868	184,320	165,657
Data processing and computer related	30,950	26,650	93,020	79,746
Facilities, supplies and other costs	19,704	14,124	57,464	49,851
Amortization	10,382	14,674	43,777	43,749
Depreciation	8,558	8,408	24,942	25,141

Total expenses	420,288	344,197	1,152,742	1,006,676

Income from operations	51,046	141,125	381,705	409,983

Net (loss) gain on investments	(1,406)	(575)	(4,515)	134
Interest and dividend income	3,962	892	6,663	2,715
Interest expense	(143)	(101)	(604)	(354)
Equity in earnings of unconsolidated affiliate	26,654	35,005	88,926	103,420

Income before income taxes	80,113	176,346	472,175	515,898

Income taxes	18,454	38,301	108,932	114,605

Net income	$61,659	$138,045	$363,243	$401,293

Basic earnings per common share	$0.46	$0.98	$2.66	$2.83

Shares used to calculate basic earnings per share	135,203	140,507	136,524	141,928

Diluted earnings per common share	$0.45	$0.97	$2.63	$2.79

Shares used to calculate diluted earnings per share	136,345	142,426	137,958	143,981

Dividends declared per common share	$—	$—	$0.40	$0.37

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$791,437	$831,407
Restricted cash	351	351
Receivables from investment products	91,223	59,036
Receivables, net of allowance for doubtful accounts of $2,336 and $1,602	482,692	441,609
Securities owned	31,586	28,267
Other current assets	54,931	43,559
Total Current Assets	1,452,220	1,404,229

Property and Equipment, net of accumulated depreciation of $431,473 and $409,248	182,522	178,869
Operating Lease Right-of-Use Assets	24,187	33,614
Capitalized Software, net of accumulated amortization of $579,352 and $545,307	234,228	243,446
Available for Sale and Equity Securities	109,375	129,541
Investments in Affiliated Funds, at fair value	5,620	6,916
Investment in Unconsolidated Affiliate	39,012	107,918
Goodwill	117,509	117,232
Intangible Assets, net of accumulated amortization of $27,133 and $17,716	58,201	68,782
Deferred Contract Costs	37,790	36,236
Deferred Income Taxes	2,253	2,983
Other Assets, net	32,514	24,936
Total Assets	$2,295,431	$2,354,702

Liabilities and Equity
Current Liabilities:
Accounts payable	$8,209	$10,312
Accrued liabilities	294,987	324,382
Current portion of long-term operating lease liabilities	11,202	11,328
Deferred revenue	13,025	9,721
Total Current Liabilities	327,423	355,743

Borrowings Under Revolving Credit Facility	—	40,000
Long-term Income Taxes Payable	803	803
Deferred Income Taxes	3,545	48,876
Long-term Operating Lease Liabilities	18,361	27,639
Other Long-term Liabilities	14,986	20,878
Total Liabilities	365,118	493,939

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 134,816 and 138,449 shares issued and outstanding	1,348	1,384
Capital in excess of par value	1,285,224	1,246,608
Retained earnings	711,330	632,614
Accumulated other comprehensive loss, net	(67,589)	(19,843)
Total Shareholders' Equity	1,930,313	1,860,763
Total Liabilities and Shareholders' Equity	$2,295,431	$2,354,702

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,
	2021	2021	2022	2022	2022
Private Banks:
Equity and fixed-income programs	$25,618	$26,281	$25,335	$22,277	$20,131
Collective trust fund programs	6	6	7	7	7
Liquidity funds	3,988	4,724	4,225	3,666	3,778
Total assets under management	$29,612	$31,011	$29,567	$25,950	$23,916
Client assets under administration	4,675	4,481	4,449	3,923	4,161
Total assets	$34,287	$35,492	$34,016	$29,873	$28,077

Investment Advisors:
Equity and fixed-income programs	$78,560	$81,686	$77,614	$65,783	$62,579
Liquidity funds	3,477	4,317	4,610	8,292	5,200
Total Platform assets under management	$82,037	$86,003	$82,224	$74,075	$67,779
Platform-only assets	13,728	14,564	14,151	12,642	12,609
Total Platform assets	$95,765	$100,567	$96,375	$86,717	$80,388

Institutional Investors:
Equity and fixed-income programs	$89,441	$91,719	$87,358	$75,506	$69,621
Collective trust fund programs	5	5	6	5	6
Liquidity funds	2,599	2,118	2,150	1,654	1,640
Total assets under management	$92,045	$93,842	$89,514	$77,165	$71,267
Client assets under advisement	4,698	4,857	4,778	4,218	4,204
Total assets	$96,743	$98,699	$94,292	$81,383	$75,471

Investment Managers:
Collective trust fund programs (A)	$87,488	$92,549	$85,411	$142,035	$137,538
Liquidity funds	568	423	284	271	248
Total assets under management	$88,056	$92,972	$85,695	$142,306	$137,786
Client assets under administration	861,605	907,377	895,181	885,096	781,246
Total assets	$949,661	$1,000,349	$980,876	$1,027,402	$919,032

Investments in New Businesses:
Equity and fixed-income programs	$1,964	$2,096	$2,057	$1,903	$1,813
Liquidity funds	202	240	305	242	221
Total assets under management	$2,166	$2,336	$2,362	$2,145	$2,034
Client assets under administration	1,378	1,410	1,401	1,076	1,026
Total assets	$3,544	$3,746	$3,763	$3,221	$3,060

LSV Asset Management:
Equity and fixed-income programs (B)	$97,604	$98,984	$95,962	$81,940	$75,380

Total:
Equity and fixed-income programs (C)	$293,187	$300,766	$288,326	$247,409	$229,524
Collective trust fund programs	87,499	92,560	85,424	142,047	137,551
Liquidity funds	10,834	11,822	11,574	14,125	11,087
Total assets under management	$391,520	$405,148	$385,324	$403,581	$378,162
Client assets under advisement	6,076	6,267	6,179	5,294	5,230
Client assets under administration (D)	866,280	911,858	899,630	889,019	785,407
Platform-only assets	13,728	14,564	14,151	12,642	12,609
Total assets	$1,277,604	$1,337,837	$1,305,284	$1,310,536	$1,181,408
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.7 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of September 30, 2022).
(C)Equity and fixed-income programs include $6.2 billion of assets invested in various asset allocation funds (as of September 30, 2022).
(D)    In addition to the assets presented, SEI also administers an additional $12.5 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of September 30, 2022).

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2021	2021	2022	2022	2022
Private Banks:
Equity and fixed-income programs	$26,232	$25,999	$25,637	$23,713	$22,115
Collective trust fund programs	6	6	6	7	7
Liquidity funds	3,916	4,452	4,403	3,795	3,742
Total assets under management	$30,154	$30,457	$30,046	$27,515	$25,864
Client assets under administration	4,476	4,607	4,500	4,163	4,026
Total assets	$34,630	$35,064	$34,546	$31,678	$29,890

Investment Advisors:
Equity and fixed-income programs	$79,602	$80,703	$77,576	$70,436	$67,464
Liquidity funds	3,403	3,644	5,151	7,070	5,380
Total Platform assets under management	$83,005	$84,347	$82,727	$77,506	$72,844
Platform-only assets	13,863	14,341	13,978	13,142	13,271
Total Platform assets	$96,868	$98,688	$96,705	$90,648	$86,115

Institutional Investors:
Equity and fixed-income programs	$91,965	$90,557	$89,250	$80,971	$74,859
Collective trust fund programs	5	5	5	5	6
Liquidity funds	2,742	2,391	2,223	2,097	1,717
Total assets under management	$94,712	$92,953	$91,478	$83,073	$76,582
Client assets under advisement	4,658	4,812	4,889	3,987	4,194
Total assets	$99,370	$97,765	$96,367	$87,060	$80,776

Investment Managers:
Collective trust fund programs (A)	$89,441	$90,457	$86,633	$131,435	$143,817
Liquidity funds	532	491	432	285	250
Total assets under management	$89,973	$90,948	$87,065	$131,720	$144,067
Client assets under administration	851,183	879,718	888,854	893,361	782,559
Total assets	$941,156	$970,666	$975,919	$1,025,081	$926,626

Investments in New Businesses:
Equity and fixed-income programs	$1,958	$2,053	$2,025	$2,016	$1,939
Liquidity funds	205	197	286	262	231
Total assets under management	$2,163	$2,250	$2,311	$2,278	$2,170
Client assets under advisement	1,423	1,423	1,397	1,165	1,126
Total assets	$3,586	$3,673	$3,708	$3,443	$3,296

LSV Asset Management:
Equity and fixed-income programs (B)	$99,924	$97,381	$96,449	$87,818	$81,241

Total:
Equity and fixed-income programs (C)	$299,681	$296,693	$290,937	$264,954	$247,618
Collective trust fund programs	89,452	90,468	86,644	131,447	143,830
Liquidity funds	10,798	11,175	12,495	13,509	11,320
Total assets under management	$399,931	$398,336	$390,076	$409,910	$402,768
Client assets under advisement	6,081	6,235	6,286	5,152	5,320
Client assets under administration (D)	855,659	884,325	893,354	897,524	786,585
Platform-only assets	13,863	14,341	13,978	13,142	13,271
Total assets	$1,275,534	$1,303,237	$1,303,694	$1,325,728	$1,207,944
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during third-quarter 2022 include $1.8 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $6.3 billion of average assets invested in various asset allocation funds during third-quarter 2022.
(D)    In addition to the assets presented, SEI also administers an additional $12.7 billion of average assets in Funds of Funds assets during third-quarter 2022 on which SEI does not earn an administration fee.